OPTION AGREEMENT REGARDING THE ISSUANCE AND
             SUBSCRIPTION OF PREFERENCE SHARES IN THE SHARE CAPITAL
                           OF ST MICROELECTRONICS N.V.


THE UNDERSIGNED:

1. ST Microelectronics N.V., a limited liability company organised under the laws of the Netherlands, established in Amsterdam, the Netherlands, hereinafter: "STM";

and

2. ST Microelectronics Holding II B.V., a private company organised under the laws of the Netherlands, established in Amsterdam, the Netherlands, hereinafter "HSBV".

WHEREAS:

a. STM and H2BV have held discussions in respect of protecting STM from a hostile take over or similar actions in order to protect the interest of STM and of all the shareholders of STM;

b. STM and H2BV hereby wish to enter into an agreement whereby -- subject to the provisions of this agreement -- an option is granted to H2BV to acquire shares in the share capital of STM;

c. on May 31, 1999 the supervisory board of STM has been designated by the general meeting of shareholders of STM as the corporate body authorised to resolve upon issuance of any number of ordinary shares and/or preference shares as well as upon granting of rights to subscribe for any number of ordinary shares and/or preference shares;

d. the supervisory board of STM, upon consultation and in agreement with the managing board of STM, has resolved on May 31, 1999 to grant to H2BV the right to subscribe for up to 180,000,000 preference shares in the share capital of STM (which preference shares were created in the authorised share capital of STM following the resolutions of the general meeting of shareholders of STM which were adopted on May 31,
         1999), copy of which resolution of the supervisory board of STM on May 31, 1999 is attached to this agreement;

e. the managing board of H2BV has resolved on May 31, 1999, after having obtained the approval of the supervisory board of ST Microelectronics Holding N.V. and the approval of the general meeting of shareholders of H2BV, to enter into this agreement;



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HEREBY AGREE AS FOLLOWS:

1. STM hereby grants H2BV the right to acquire such a number of preference shares in the share capital of STM as H2BV shall desire, with the understanding that such number shall not exceed 180,000,000, being the number of preference shares that is presently comprised in the authorised share capital of STM.

2. H2BV's right to acquire preference shares shall be subject to the prior approval of the supervisory board of STM as further set out in article 6 of this agreement.

3. Without the prior written consent of H2BV STM shall neither issue preference shares not grant rights to subscribe for preference shares to any other party than H2BV.

4. Without the prior written consent of STM H2BV shall not sell or otherwise dispose of any preference shares and/or the voting rights attached thereon.

5. If H2BV wishes to make use of its right to acquire preference shares in any share capital of STM it shall notify the President of the supervisory board of STM thereof in writing. Such notice, of which a copy must be sent by H2BV to the managing board of STM, shall specify the number of preference shares H2BV wishes to acquire and the date as per which H2BV wishes to acquire those preference shares, such date not being a date which is earlier than twenty days after the date of the notice. Upon receipt of the notice the President of the supervisory board of STM shall procure that three days prior to the date referred to in the notice of H2BV a resolution shall be adopted by the supervisory board of STM. If the supervisory board of STM resolves not to give its consent to the exercise of the option, no preference shares shall be issued to H2BV and STM shall immediately notify H2BV thereof. If the supervisory board of STM resolves to give its consent to the exercise of the option, STM, by the mere fact of such consent, hereby issues to H2BV the number of preference shares H2BV wishes to acquire on the date referred to in the notice of H2BV, provided that STM has received as per such date the amount to be paid upon the issue of the preference shares.

6. An issue of preference shares pursuant to this agreement shall take place at a rate of 100% against payment of an amount equal to 25% of the aggregate par value of the preference shares to be issued. Such payment will be made in cash.

7. The exercise by H2BV of its right to acquire a certain number of preference shares which is less than 180,000,000 shall not prevent H2BV from exercising its right to acquire further preference shares in the share capital of STM.



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                                        3

8. The exercise by H2BV of its right to acquire preference shares shall not, after that the consequences thereof have been totally or partially remedied, prevent H2BV from again exercising such right.

9. If and as soon as H2BV notifies STM in writing of its request thereto, STM shall take all possible action -- including but not limited to the convening of a general meeting of shareholders in accordance with the procedures laid down by its articles of association -- in order to repurchase or to cancel with repayment the preference shares held by H2BV, in such a way that such a repurchase or cancellation is effected as soon as possible but in any event within 6 months after the date of the request. In the event of a repurchase, the purchase price shall be equal to the total amount that has been paid on the shares since their issue.

10. This agreement shall terminate as soon as H2BV shall no longer own at least 33% of the issued capital of STM. It may also be terminated by STM and H2BV through the execution of an agreement to that effect by both parties.

11. This agreement shall be governed by and construed in accordance with the laws of the Netherlands.

12. Any and all disputes arising in connection with this agreement shall be finally settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The arbitration proceedings shall take place in the English language and the place of arbitration shall be Amsterdam. The arbitration tribunal shall consist of three arbitrators and shall decide in accordance with the rules of law.

Signed in twofold in [       ] on [      ], 1999.



__________________________________        ______________________________________
ST Microelectronics N.V.                  ST Microelectronics Holding II B.V.
By:  P. Pistorio                          by:  ST Microelectronics Holding N.V.
                                          which company is hereby represented by
                                          its managing directors B. Loubert and
                                          L. Acciari